EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-53291, 333-52864, 333-101993, 333-112989, 333-129929, 333-139019 and 333-139020) of Mercury Computer Systems, Inc. of our report dated September 13, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 7, 2007